UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2013

FEDEX CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

FEDERAL EXPRESS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 1-7806

Delaware	71-0427007
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3610 Hacks Cross Road, Memphis, Tennessee	38125
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 369-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2. FINANCIAL INFORMATION.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

A voluntary buyout program is a component of FedEx Corporation’s (“FedEx”) overall profit improvement plan targeting annual profitability improvement of $1.7 billion during the next three years, which was first announced during the second quarter of fiscal year 2013. On February 15, 2013, FedEx, Federal Express Corporation and certain other FedEx companies offered voluntary cash buyouts to eligible U.S.-based employees. The offer period will expire in the fourth quarter of fiscal 2013.

The voluntary buyout program includes voluntary severance payments and funding to healthcare reimbursement accounts, with the voluntary severance to be calculated based on four weeks of gross base salary for every year of FedEx service up to a maximum payment of two years of pay. Costs of the benefits provided under the voluntary program will be recognized in the period that eligible employees accept their offers, predominantly in the fourth quarter of fiscal year 2013. We expect the pretax cost of the voluntary program to range from approximately $550 million to $650 million in pretax cash expenditures, but actual costs will depend on employee acceptance rates. Eligible employees will vacate positions in phases to ensure a smooth transition in the impacted functions so that we maintain service levels to our customers. Employees in the first phase will vacate their positions on May 31, 2013, and we expect for all eligible and accepting employees to vacate their positions by the end of fiscal year 2014.

In addition, a limited number of officers and managing directors have accepted voluntary buyouts to adjust our leadership team to our new organizational structure. The cost of these buyouts is included in the range referred to above and will be recognized in the third quarter of fiscal 2013 when the offers were accepted.

Voluntary buyout program costs were not included in our fiscal 2013 third quarter and full year earnings guidance.

Certain statements in this report are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to future events and financial performance. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated (expressed or implied) by such forward-looking statements, because of, among other things, the employee acceptance rate of the voluntary cash buyout offers and the risks and uncertainties you can find in our press releases and other SEC filings, including the risk factors identified under the heading “Risk Factors” in “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: February 19, 2013	By:	/s/ HERBERT C. NAPPIER
Herbert C. Nappier
Staff Vice President and
Corporate Controller

Federal Express Corporation

Date: February 19, 2013	By:	/s/ J. RICK BATEMAN
J. Rick Bateman
Vice President and
Worldwide Controller